UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2019

Kiniksa Pharmaceuticals, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-730430	98-1327726
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM11, Bermuda

+44 808-189-6257

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02. Unregistered Sales of Equity Securities

On January 28, 2019, Kiniksa Pharmaceuticals, Ltd. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with existing shareholder entities managed by Baker Bros. Advisors LP (the “Investors”). Pursuant to the Subscription Agreement, the Company agreed to sell an aggregate of 2,000,000 of its non-voting Class A1 common shares (the “Shares”) to the Investors at a purchase price per share equal to the public offering price in the concurrent public offering of the Company’s Class A common shares pursuant to a registration statement on Form S-1 (File No. 333-229394 and such offering, the “Public Offering”), which is $18.26 per share or approximately $36.5 million in aggregate gross proceeds (such amount, the “Purchase Price” and collectively, the “Private Placement”). The underwriters of the Public Offering served as placement agents for the Private Placement and are entitled to receive a placement agent fee equal to a percentage of the Purchase Price equal to the percentage discounts and commissions they receive on the Class A common shares sold in the Public Offering. The consummation of the Private Placement is contingent on the closing of the Public Offering. The Subscription Agreement contains customary representations and warranties from the Company and the Investors and certain other customary closing conditions.

The Company’s Class A1 common shares have no associated voting rights. Each Class A1 common share is convertible into one Class A common share at any time, unless, immediately prior to or following such conversion, the holder and its affiliates beneficially own or would beneficially own more than 4.99% of the issued and outstanding Class A common shares or any other class of equity security of the Company (other than an exempted security) that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. A holder of Class A1 common shares may increase, decrease or waive this limitation on ownership by providing the Company with 61-days’ notice. Each Class A common share is entitled to one vote and is not convertible into any other class of the Company’s share capital.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering. The Investors are acquiring the Shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof with appropriate legends to be affixed to the Shares.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS, LTD.

Date: February 1, 2019	By:	/s/ Thomas Beetham

Thomas Beetham
Chief Legal Officer